Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for the Quarter Ending on September 30, 2021
Highlights for the Quarter Ending on September 30, 2021 (all quarterly comparisons in this document refer to the quarter ending on June 30, 2021, except as noted)
•Net income of $51.9 million, or $0.93 per diluted share, down from $58.7 million, or $1.06 per diluted share
•Net interest income1 of $95.1 million, down from $99.1 million, with net interest margin1 of 3.10%, down from 3.23%
•Total loans of $8.19 billion, down $292.7 million, including a reduction of $152.9 million in Paycheck Protection Program ("PPP") loans
•Total deposits of $11.31 billion, down $227.3 million
•Allowance for credit losses ("ACL") of $246.0 million, down from $270.3 million, and a ratio of ACL to total loans of 3.01%, down from 3.19%
•Nonaccrual loans of $197.9 million, down $12.2 million, or 5.8%, and other repossessed property of $4.5 million, down $7.0 million, or 61.0%
•Net charge-offs of $4.1 million, or 0.20% of average total loans (annualized), down from $5.2 million and 0.24%, respectively
•Total capital ratio of 16.3%, up from 16.0%; tier 1 capital ratio of 15.1%, up from 14.5%; common equity tier 1 capital ratio of 14.3%, up from 13.7%
•Return on average common equity of 17.5%
•The Company's Board of Directors declared a quarterly dividend of $0.05 per share
Sioux Falls, SD - October 26, 2021 - Great Western Bancorp, Inc. (NYSE: GWB) ("GWBI" or the "Company") today reported net income of $51.9 million, or $0.93 per diluted share, for the quarter ending on September 30, 2021, compared to net income of $58.7 million, or $1.06 per diluted share, for the previous quarter.
"The progress this quarter caps off what has been a productive fiscal year for our company," said Mark Borrecco, President and Chief Executive Officer. "Asset quality improved significantly, with nonaccrual loans down 5.8% from the prior quarter and down 39.1% from a year ago. In addition, OREO was $4.5 million this quarter, down 77.6% from $20.0 million the prior fiscal year, and special mention loans of $351.5 million are down 31.4% from their peak earlier this year. Our hotel loan concentration finished the fiscal year at $619.1 million, down 41.3% from $1.05 billion (all excluding PPP) at the beginning of fiscal year 2021.
I am proud of our team's performance this year. This improvement along with our announced partnership with First Interstate will accelerate our ability to improve delivery of products and services to our customers and support future growth."
Pending Merger of First Interstate Bancorp and Great Western Bancorp
On September 16, 2021, First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“FIBK”), parent company of First Interstate Bank, and GWBI, parent company of Great Western Bank, announced they have entered into a definitive agreement under which the companies will combine in an all‐stock transaction. Under the terms of the agreement, which was unanimously approved by both companies’ Boards of Directors, GWBI will merge into FIBK and the combined holding company and bank will operate under the First Interstate name and brand with the company’s headquarters remaining in Billings, Montana. Pending regulatory and shareholder approvals and the satisfaction of the closing conditions set forth in the agreement, the transaction is expected to close during the first calendar quarter of 2022.
Net Interest Income and Net Interest Margin1
Net interest income was $95.1 million for the quarter, down $4.0 million, while net interest margin was 3.10%, a 13 basis point decrease from 3.23%. Adjusted net interest income2, which includes derivative interest expense recognized in noninterest income, was $92.0 million, down $3.9 million, and adjusted net interest margin2 was 3.00%, a 13 basis point decrease from 3.13%. Interest income was lower by $4.7 million as loan interest decreased by $5.3 million while securities and other interest income increased by $0.6 million. Loan interest reflects a $0.9 million decrease in PPP interest and fees, a $1.0 million decrease in recoveries of interest on nonaccrual loans, and a $3.4 million net decrease from lower volumes and lower yields, all partially offset with a $0.6 million increase in securities and other interest driven largely by increased volumes. The decrease in net interest income was partially offset by a $0.2 million decrease in time deposit interest combined with a net $0.6 million decrease in interest on other interest bearing deposits. The decrease in time deposit interest resulted from a decrease in volumes and a 4 basis point decrease in yield to 0.37%, while the decrease in interest on other interest bearing deposits was driven primarily by a 2 basis point decrease in yield of interest
1 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
2 This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
1-

Exhibit 99.1
bearing deposits to 0.11%. The 13 basis point decrease in adjusted net interest margin2 was driven by an 8 basis point decrease from excess liquidity and a 7 basis point net decrease from lower loan and securities yields and lower recoveries of interest on nonaccrual loans, all partially offset by a 2 basis point impact from lower deposit costs.
Noninterest Income
Noninterest income was $15.9 million for the quarter, down $3.5 million from the prior quarter. This was driven mainly by a net $3.8 million decrease in adjustments for loans and derivatives accounted for at fair value related to credit risk. Excluding those fair value adjustments, the $0.2 million increase in noninterest income was driven by a $0.9 million increase in service charges from increased account activity and interchange fees and a $0.1 million increase in wealth management fees, partially offset by a $0.8 million decrease in mortgage revenue from slower refinancing and purchase activity.
Noninterest Expense
Noninterest expense was $63.7 million for the quarter, up $3.2 million from the prior quarter. The increase was driven by $5.2 million in merger-related costs included within professional fees and a $0.6 million increase in data processing costs related to software maintenance and upgrades. These were partially offset by a $2.9 million decrease in salaries and benefits due to lower incentive accruals and a $0.6 million decrease in other real estate owned operating costs due to the gain on sale of an OREO property.
The efficiency ratio2 was 57.2% for the quarter, compared to 50.9% for the prior quarter.
Provision for Income Taxes
Income tax expense was $14.7 million for the quarter, down $3.6 million from the prior quarter, yielding an effective rate of 22.1% compared to 23.7%.
Asset Quality
The ACL was $246.0 million as of September 30, 2021, down $24.3 million from $270.3 million in the prior quarter. The provision for credit losses on loans resulted in a $20.9 million benefit for the quarter, compared to a $20.7 million benefit in the prior quarter, due to lower loan volumes and improved economic factors.
The ratio of ACL to total loans was 3.01% as of September 30, 2021, down from 3.19% in the prior quarter. Excluding PPP loans, the ratio was 3.09% for the current quarter and 3.33% for the prior quarter.
Net charge-offs were $4.1 million, or 0.20% of average total loans (annualized) for the quarter, down $1.1 million and 4 basis points from the prior quarter, respectively.
Included within total loans are approximately $524.5 million of loans with long-term, fixed rate structures for which management has elected the fair value accounting option, down from $545.1 million in the prior quarter. These loans are excluded from CECL and the ACL, but management has estimated that approximately $22.3 million of the fair value adjustment for these loans relates to credit risk, which is 4.26% of the fair value option loans and 0.28% of total loans excluding PPP loans, compared to $23.3 million of the fair value adjustment for these loans related to credit risk in the prior quarter, which was 4.28% of the fair value option loans and 0.29% of total loans excluding PPP loans.
Nonaccrual loans were $197.9 million as of September 30, 2021, down $12.2 million from $210.1 million in the prior quarter, largely driven by repayments on multiple agricultural and commercial nonaccrual loans.
Classified loans were $604.9 million as of September 30, 2021, down $7.3 million from $612.2 million in the prior quarter, and special mention loans were $351.5 million as of September 30, 2021, down $23.3 million.
Total other repossessed property balances were $4.5 million as of September 30, 2021, down $7.0 million from the prior quarter due largely to the sale of an OREO property.
2-

Exhibit 99.1
A summary of total credit-related charges incurred during the current and comparable twelve month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the twelve months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	September 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	September 30, 2020
		(dollars in thousands)
(Reversal of) provision for credit losses ¹	(Reversal of) provision for credit losses ¹	$(34,734)	$118,392	$(20,934)	$(20,699)	$16,853
Increase (decrease) provision for unfunded commitments reserve ¹	Other noninterest expense ¹	—	1,939	—	—	(920)
Net other repossessed property charges (income)	Net (gain) loss on repossessed property and other related expenses	(1,782)	12,858	(1,313)	(760)	4,350
Net (recovery) reversal of interest income on nonaccrual loans	Interest income on loans	(7,660)	4,894	(1,526)	(2,514)	730
Net realized credit loss on derivatives	Change in fair value of FVO loans and related derivatives	210	2,952	—	—	1,243
Loan fair value adjustment related to credit	Change in fair value of FVO loans and related derivatives	(3,664)	59,356	(990)	(4,111)	23,407
Total credit-related charges		$(47,630)	$200,391	$(24,763)	$(28,084)	$45,663
[1] Beginning in the first quarter of fiscal year 2021, increase (decrease) in unfunded commitment reserve is included in provision for credit losses.
We continue to evaluate the impact of the COVID-19 pandemic on our loan portfolio. Industries such as hotels & resorts (excluding casino hotels), casino hotels, restaurants, arts and entertainment, oil & energy, retail malls, airlines and healthcare have experienced varied business disruptions due to COVID-19. Since the beginning of the pandemic we have been closely monitoring the following loan segments (excluding PPP loans) given elevated industry risk from COVID-19: hotels & resorts (excluding casino hotels) with $619.1 million, or 7.7% of total loans, restaurants with $125.7 million, or 1.6% of total loans, arts and entertainment with $159.0 million, or 2.0% of total loans, senior care with $368.0 million, or 4.6% of total loans, and skilled nursing with $206.9 million, or 2.6% of total loans, all as of September 30, 2021, with $195.2 million of these loans being classified as of September 30, 2021 and loan exposure in other segments of the identified industries being either immaterial or having not shown general distress thus far.
Loans and Deposits
Total loans outstanding were $8.19 billion as of September 30, 2021, down $292.7 million from the prior quarter. The decrease in loans during the quarter was driven by a $152.9 million net decrease in PPP loans, a $132.4 million decrease from repayments on several criticized and specialized asset hotel loans, and a net decrease across retail and commercial loan segments related to business sales and excess liquidity.
We have supported PPP, having provided over 4,800 loans for $727.3 million in the first round followed by over 4,100 loans for $249.5 million in the second round. We have processed over 6,900 loans totaling $764.8 million related to PPP forgiveness, resulting in an outstanding balance of $212.0 million as of September 30, 2021.
Total deposits were $11.31 billion as of September 30, 2021, down $227.3 million from the prior quarter, driven by a $167.3 million decrease in other interest-bearing deposits, a $44.6 million decrease in time deposits, and a $15.4 million decrease in checking and savings balances.
Capital
Total capital and tier 1 capital ratios were 16.3% and 15.1%, respectively, as of September 30, 2021, compared to 16.0% and 14.5% as of June 30, 2021. The common equity tier 1 capital and tier 1 leverage ratios were 14.3% and 10.6%, respectively, as of September 30, 2021, compared to 13.7% and 10.1% as of June 30, 2021. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On October 26, 2021, the Company's Board of Directors declared a dividend of $0.05 per common share, payable on November 26, 2021 to stockholders of record as of close of business on November 12, 2021.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
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Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve inherent risks and uncertainties. Statements about GWBI’s, FIBK's or the combined company's expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning GWBI’s expected performance and strategy, strategies for managing troubled loans, the appropriateness of the ACL, the impact on the business arising from the COVID-19 pandemic, the interest rate environment and the business combination transaction between GWBI and FIBK (the "Transaction") are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. In addition to factors previously disclosed in GWBI's and FIBK's reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between GWBI and FIBK; the outcome of any legal proceedings that may be instituted against GWBI or FIBK; the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which GWBI and FIBK operate; the ability to promptly and effectively integrate the businesses of GWBI and FIBK; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of GWBI's or FIBK's customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by FIBK's issuance of additional shares of its capital stock in connection with the Transaction; the diversion of management's attention and time from ongoing business operations and opportunities on merger-related matters; and the impact of the global COVID-19 pandemic on GWBI's and FIBK's businesses, the ability to complete the Transaction or any of the other foregoing risks. These factors are not necessarily all of the factors that could cause GWBI's, FIBK's or the combined company's actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm GWBI's, FIBK's or the combined company's results.
All forward-looking statements attributable to GWBI, FIBK or the combined company, or persons acting on GWBI's or FIBK's behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and GWBI and FIBK do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If GWBI or FIBK update one or more forward-looking statements, no inference should be drawn that GWBI or FIBK will make additional updates with respect to those or other forward-looking statements. Further information regarding GWBI, FIBK and the factors which could affect the forward-looking statements contained herein can be found in GWBI's Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Form 10-Q for the quarters ended December 31, 2020, March 31, 2021 and June 30, 2021 and in other filings with the SEC and in FIBK's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and its other filings with the SEC.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$431,488	$499,718	$99,500	$104,219	$110,574	$117,195	$118,429
Interest expense	$23,417	$74,147	$4,440	$5,161	$6,127	$7,689	$10,903
Noninterest income (loss)	$66,564	$17	$15,852	$19,371	$17,193	$14,148	$(3,950)
Noninterest expense	$240,756	$1,007,368	$63,699	$60,505	$59,103	$57,449	$74,936
(Reversal of) provision for credit losses ³	$(34,734)	$118,392	$(20,934)	$(20,699)	$(5,000)	$11,899	$16,853
Net income (loss)	$203,258	$(680,808)	$51,891	$58,749	$51,299	$41,319	$11,136
Adjusted net income ¹	$203,258	$88,890	$51,891	$58,749	$51,299	$41,319	$11,136
Common shares outstanding	55,116,503	55,014,189	55,116,503	55,116,095	55,111,403	55,105,105	55,014,189
Weighted average diluted common shares outstanding	55,443,909	55,612,251	55,546,917	55,524,979	55,456,399	55,247,343	55,164,548
Earnings per common share - diluted	$3.67	$(12.24)	$0.93	$1.06	$0.93	$0.75	$0.20
Adjusted earnings per common share - diluted ¹	$3.67	$1.60	$0.93	$1.06	$0.93	$0.75	$0.20
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.36%	3.59%	3.10%	3.23%	3.51%	3.63%	3.51%
Adjusted net interest margin (FTE) ¹ ²	3.26%	3.51%	3.00%	3.13%	3.40%	3.52%	3.40%
Return on average total assets ²	1.59%	(5.32)%	1.59%	1.81%	1.64%	1.30%	0.35%
Return on average common equity ²	18.4%	(44.2)%	17.5%	21.2%	19.8%	15.2%	3.8%
Return on average tangible common equity ¹ ²	18.6%	2.9%	17.7%	21.4%	20.0%	15.3%	3.9%
Efficiency ratio ¹	50.5%	61.9%	57.2%	50.9%	48.4%	46.2%	72.1%
Capital:
Tier 1 capital ratio	15.1%	11.8%	15.1%	14.5%	13.5%	12.7%	11.8%
Total capital ratio	16.3%	13.3%	16.3%	16.0%	15.1%	14.3%	13.3%
Tier 1 leverage ratio	10.6%	9.4%	10.6%	10.1%	10.0%	9.7%	9.4%
Common equity tier 1 ratio	14.3%	11.0%	14.3%	13.7%	12.8%	12.0%	11.0%
Tangible common equity / tangible assets ¹	9.3%	9.2%	9.3%	8.8%	8.4%	8.3%	9.2%
Book value per share - GAAP	$21.80	$21.14	$21.80	$21.07	$19.85	$19.39	$21.14
Tangible book value per share ¹	$21.71	$21.03	$21.71	$20.97	$19.75	$19.28	$21.03
Asset Quality:
Nonaccrual loans	$197,936	$324,946	$197,936	$210,083	$284,541	$292,357	$324,946
Other repossessed property	$4,479	$20,034	$4,479	$11,498	$17,529	$18,086	$20,034
Nonaccrual loans / total loans	2.42%	3.22%	2.42%	2.48%	3.16%	3.07%	3.22%
Net charge-offs (recoveries)	$47,550	$39,279	$4,140	$5,211	$7,841	$30,358	$15,124
Net charge-offs (recoveries) / average total loans ²	0.52%	0.40%	0.20%	0.24%	0.34%	1.22%	0.59%
Allowance for credit losses / total loans	3.01%	1.49%	3.01%	3.19%	3.28%	3.24%	1.49%
Watch-rated loans (under former risk rating system) ⁴	n/a	$982,841	n/a	n/a	n/a	n/a	$982,841
Special mention loans ⁴	$351,499	n/a	$351,499	$374,782	$512,320	$453,484	n/a
Classified loans (substandard or worse)	$604,877	$769,515	$604,877	$612,175	$673,854	$716,948	$769,515
Criticized loans (special mention or worse) ⁴	$956,376	n/a	$956,376	$986,957	$1,186,174	$1,170,432	n/a

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.
[3] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the provision for loan and lease losses under the incurred model.

[4] Upon implementation of the new risk rating system on October 1, 2020, the reported Watch rating was retired and new Special Mention loans and Criticized loans ratings were introduced for monitoring and reporting purposes.

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Interest income
Loans	$388,977	$449,536	$88,052	$93,328	$100,274	$107,323	$107,522
Investment securities	33,995	42,653	8,916	8,642	8,318	8,119	9,294
Federal funds sold and other	2,172	1,383	958	654	405	155	105
Total interest income	425,144	493,572	97,926	102,624	108,997	115,597	116,921
Interest expense
Deposits	16,754	58,603	2,778	3,505	4,479	5,992	7,785
FHLB advances and other borrowings	3,481	11,028	878	867	856	880	2,221
Subordinated debentures and subordinated notes payable	3,182	4,516	784	789	792	817	897
Total interest expense	23,417	74,147	4,440	5,161	6,127	7,689	10,903
Net interest income	401,727	419,425	93,486	97,463	102,870	107,908	106,018
(Reversal of) provision for credit losses ¹	(34,734)	118,392	(20,934)	(20,699)	(5,000)	11,899	16,853
Net interest income after provision for loan and lease losses	436,461	301,033	114,420	118,162	107,870	96,009	89,165
Noninterest income
Service charges and other fees	37,129	37,741	9,901	9,005	8,599	9,624	9,413
Wealth management fees	13,347	11,772	3,659	3,477	3,182	3,029	2,913
Mortgage banking income, net	11,337	8,959	1,400	2,157	3,690	4,090	3,780
Net gain (loss) on sale of securities and other assets	249	7,890	2	—	(1)	248	7,890
Derivative interest expense	(12,727)	(8,722)	(3,035)	(3,117)	(3,182)	(3,393)	(3,541)
Change in fair value of FVO loans and related derivatives	3,468	(62,306)	988	4,110	42	(1,672)	(24,648)
Other derivative income (loss)	6,500	60	817	1,530	3,255	898	(890)
Other	7,261	4,623	2,120	2,209	1,608	1,324	1,133
Total noninterest income (loss)	66,564	17	15,852	19,371	17,193	14,148	(3,950)
Noninterest expense
Salaries and employee benefits	154,288	149,441	37,370	40,239	39,125	37,554	37,182
Data processing and communication	27,526	24,455	7,701	7,054	6,545	6,226	6,742
Occupancy and equipment	21,270	21,273	5,441	5,105	5,511	5,213	5,332
Professional fees	21,332	21,961	9,039	4,644	3,734	3,915	5,552
Advertising	2,756	3,396	1,121	602	477	556	823
Net (gain) loss on repossessed property and other related expenses	(1,782)	12,858	(1,313)	(760)	(54)	345	4,350
Goodwill and intangible assets impairment	—	742,352	—	—	—	—	—
Other	15,366	31,632	4,340	3,621	3,765	3,640	14,955
Total noninterest expense	240,756	1,007,368	63,699	60,505	59,103	57,449	74,936
Income (loss) before income taxes	262,269	(706,318)	66,573	77,028	65,960	52,708	10,279
Provision for (benefit from) income taxes	59,011	(25,510)	14,682	18,279	14,661	11,389	(857)
Net income (loss)	$203,258	$(680,808)	$51,891	$58,749	$51,299	$41,319	$11,136
[1] For the three and twelve months ended September 30, 2021, this line includes a $0.8 million and $1.1 million decrease in provision for unfunded commitments reserve, respectively. For the three and twelve months ended September 30, 2020, a decrease of $0.9 million and an increase of $1.9 million, respectively, in provision for unfunded commitments reserve were recorded in other noninterest expense in the consolidated income statement.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands)
Assets
Cash and cash equivalents	$1,552,260	$1,756,345	$1,383,071	$1,061,796	$432,887
Investment securities	2,710,953	2,383,959	2,265,261	2,059,615	1,774,626
Total loans	8,185,053	8,477,783	9,011,352	9,517,876	10,076,142
Allowance for credit losses ¹	(246,038)	(270,298)	(295,953)	(308,794)	(149,887)
Loans, net	7,939,015	8,207,485	8,715,399	9,209,082	9,926,255
Other assets	709,240	722,440	650,008	483,890	470,671
Total assets	$12,911,468	$13,070,229	$13,013,739	$12,814,383	$12,604,439
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,608,579	$2,958,488	$2,845,309	$2,858,455	$2,586,743
Interest-bearing deposits	8,701,887	8,579,289	8,718,745	8,514,863	8,422,036
Total deposits	11,310,466	11,537,777	11,564,054	11,373,318	11,008,779
Securities sold under agreements to repurchase	91,289	80,167	63,153	80,355	65,506
FHLB advances and other borrowings	120,000	120,000	120,000	120,000	195,000
Other liabilities	188,234	171,216	172,613	172,209	172,221
Total liabilities	11,709,989	11,909,160	11,919,820	11,745,882	11,441,506
Stockholders' equity	1,201,479	1,161,069	1,093,919	1,068,501	1,162,933
Total liabilities and stockholders' equity	$12,911,468	$13,070,229	$13,013,739	$12,814,383	$12,604,439
[1] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the allowance for loan and lease losses under the incurred loss model.

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of					Fiscal year-to-date:
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$394,712	$433,293	$472,939	$482,462	$415,440	$(20,728)	(5.0)%
Owner-occupied CRE	1,357,715	1,318,196	1,381,693	1,411,558	1,411,894	(54,179)	(3.8)%
Non-owner-occupied CRE	2,191,848	2,244,335	2,340,206	2,660,682	2,910,965	(719,117)	(24.7)%
Multifamily residential real estate	539,063	592,544	619,353	476,159	536,642	2,421	0.5%
Total commercial real estate	4,483,338	4,588,368	4,814,191	5,030,861	5,274,941	(791,603)	(15.0)%
Agriculture	1,428,614	1,438,499	1,549,926	1,635,952	1,724,350	(295,736)	(17.2)%
Commercial non-real estate	1,535,394	1,710,938	1,897,569	2,054,478	2,181,656	(646,262)	(29.6)%
Residential real estate	628,098	631,688	660,450	708,086	830,102	(202,004)	(24.3)%
Consumer and other ¹	109,609	108,290	89,216	88,499	100,553	9,056	9.0%
Total loans	8,185,053	8,477,783	9,011,352	9,517,876	10,111,602	(1,926,549)	(19.1)%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process ²	—	—	—	—	(35,460)	35,460	(100.0)%
Total loans	$8,185,053	$8,477,783	$9,011,352	$9,517,876	$10,076,142	$(1,891,089)	(18.8)%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, leases. Loans in process are included in this category beginning first quarter of fiscal year 2021.

[2] Beginning in the first quarter of fiscal year 2021, loan segments are presented based on amortized cost, which includes unpaid principal balance, unamortized discount on acquired loans, and unearned net deferred fees and costs, as a part of the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$1,466,674	$607	0.16%	$1,357,821	$306	0.09%	$167,048	$105	0.25%
Other interest-earning assets	127,321	351	1.09%	121,981	348	1.14%	—	—	—%
Investment securities	2,531,714	8,916	1.40%	2,318,325	8,642	1.50%	1,992,448	9,294	1.86%
Non-ASC 310-30 loans, net ³	8,053,490	89,626	4.42%	8,500,919	94,923	4.48%	9,977,591	107,813	4.30%
ASC 310-30 loans, net ⁴	—	—	—%	—	—	—%	47,006	1,217	10.30%
Loans, net	8,053,490	89,626	4.42%	8,500,919	94,923	4.48%	10,024,597	109,030	4.33%
Total interest-earning assets	12,179,199	99,500	3.24%	12,299,046	104,219	3.40%	12,184,093	118,429	3.87%
Noninterest-earning assets	741,138			743,109			610,228
Total assets	$12,920,337	$99,500	3.05%	$13,042,155	$104,219	3.21%	$12,794,321	$118,429	3.68%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,898,276			$2,863,176			$2,575,732
Interest-bearing deposits	7,696,542	$2,066	0.11%	7,834,032	$2,618	0.13%	7,079,302	$4,534	0.25%
Time deposits	759,420	712	0.37%	863,923	887	0.41%	1,371,589	3,251	0.94%
Total deposits	11,354,238	2,778	0.10%	11,561,131	3,505	0.12%	11,026,623	7,785	0.28%
Securities sold under agreements to repurchase	88,511	17	0.08%	74,785	14	0.08%	73,451	18	0.10%
FHLB advances and other borrowings	120,032	861	2.85%	120,000	853	2.85%	315,641	2,203	2.78%
Subordinated debentures and subordinated notes payable	108,947	784	2.85%	108,913	789	2.91%	108,812	897	3.28%
Total borrowings	317,490	1,662	2.08%	303,698	1,656	2.19%	497,904	3,118	2.49%
Total interest-bearing liabilities	11,671,728	$4,440	0.15%	11,864,829	$5,161	0.17%	11,524,527	$10,903	0.38%
Noninterest-bearing liabilities	71,844			63,535			94,798
Stockholders' equity	1,176,765			1,113,791			1,174,996
Total liabilities and stockholders' equity	$12,920,337			$13,042,155			$12,794,321
Net interest spread			2.90%			3.04%			3.30%
Net interest income and net interest margin (FTE)		$95,060	3.10%		$99,058	3.23%		$107,526	3.51%
Less: Tax equivalent adjustment		1,574			1,595			1,508
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$93,486	3.05%		$97,463	3.18%		$106,018	3.46%
[1] Annualized for all partial-year periods.
[2] Interest income includes nominal amounts for the fourth quarter of fiscal year 2020 resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets. For the fourth quarter of fiscal year 2021, all amounts were included in other interesting-earning assets.

[3] Interest income includes $0.0 million and $0.2 million for the fourth quarter of fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

8-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Twelve Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$1,033,690	$1,229	0.12%	$100,385	$1,383	1.38%
Other interest-earning assets	85,144	943	1.11%	—	—	—%
Investment securities	2,225,913	33,995	1.53%	1,967,873	42,653	2.17%
Non-ASC 310-30 loans, net ³	8,784,577	395,321	4.50%	9,750,677	449,855	4.61%
ASC 310-30 loans, net ⁴	—	—	—%	49,731	5,827	11.72%
Loans, net	8,784,577	395,321	4.50%	9,800,408	455,682	4.65%
Total interest-earning assets	12,129,324	431,488	3.56%	11,868,666	499,718	4.21%
Noninterest-earning assets	675,299			937,489
Total assets	$12,804,623	$431,488	3.37%	$12,806,155	$499,718	3.90%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,784,732			$2,227,518
Interest-bearing deposits	7,589,788	$11,846	0.16%	6,708,650	$35,594	0.53%
Time deposits	953,724	4,908	0.51%	1,584,191	23,009	1.45%
Total deposits	11,328,244	16,754	0.15%	10,520,359	58,603	0.56%
Securities sold under agreements to repurchase	77,804	62	0.08%	65,248	88	0.13%
FHLB advances and other borrowings	120,008	3,419	2.85%	473,689	10,940	2.31%
Subordinated debentures and subordinated notes payable	108,897	3,182	2.92%	108,739	4,516	4.15%
Total borrowings	306,709	6,663	2.17%	647,676	15,544	2.40%
Total interest-bearing liabilities	11,634,953	$23,417	0.20%	11,168,035	$74,147	0.66%
Noninterest-bearing liabilities	64,165			96,806
Stockholders' equity	1,105,505			1,541,314
Total liabilities and stockholders' equity	$12,804,623			$12,806,155
Net interest spread			3.17%			3.24%
Net interest income and net interest margin (FTE)		$408,071	3.36%		$425,571	3.59%
Less: Tax equivalent adjustment		6,344			6,146
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$401,727	3.31%		$419,425	3.53%
[2] Interest income includes $0.9 million for fiscal year 2020 resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets. For fiscal year 2021, all amounts were included in other interest-earning assets.

[3] Interest income includes $0.0 million and $1.4 million for the fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.
[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

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Exhibit 99.1
Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, pre-tax pre-provision income ("PTPP"), tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the second quarter of fiscal year 2020 COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our PTPP income excludes total provision for credit losses, credit gains/losses on loans held for investment measured at fair value and goodwill impairment. Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share), measure our ability to generate capital by providing net income excluding credit losses (for PTPP income) and measure net income based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans and adjusted yield on loans. We adjust each of these four measures to include the derivative interest expense we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income (loss) - GAAP	$203,258	$(680,808)	$51,891	$58,749	$51,299	$41,319	$11,136
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	—	713,013	—	—	—	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	—	56,685	—	—	—	—	—
Adjusted net income	$203,258	$88,890	$51,891	$58,749	$51,299	$41,319	$11,136

Weighted average diluted common shares outstanding	55,443,909	55,612,251	55,546,917	55,524,979	55,456,399	55,247,343	55,164,548
Earnings per common share - diluted	$3.67	$(12.24)	$0.93	$1.06	$0.93	$0.75	$0.20
Adjusted earnings per common share - diluted	$3.67	$1.60	$0.93	$1.06	$0.93	$0.75	$0.20

10-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands except share and per share amounts)
Pre-tax pre-provision income ("PTPP"):
Income (loss) before income taxes - GAAP	$262,269	$(706,318)	$66,573	$77,028	$65,960	$52,708	$10,279
Add: (Reversal of) provision for credit losses - GAAP	(34,734)	118,392	(20,934)	(20,699)	(5,000)	11,899	16,853
Add: Change in fair value of FVO loans and related derivatives - GAAP	(3,468)	62,306	(988)	(4,110)	(42)	1,672	24,648
Add: Goodwill impairment - GAAP	—	742,352	—	—	—	—	—
Pre-tax pre-provision income	$224,067	$216,732	$44,651	$52,219	$60,918	$66,279	$51,780

Tangible net income and return on average tangible common equity:
Net income (loss) - GAAP	$203,258	$(680,808)	$51,891	$58,749	$51,299	$41,319	$11,136
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	1,014	714,339	239	253	261	261	261
Tangible net income	$204,272	$33,531	$52,130	$59,002	$51,560	$41,580	$11,397

Average common equity	$1,105,505	$1,541,314	$1,176,765	$1,113,791	$1,049,388	$1,082,077	$1,174,996
Less: Average goodwill and other intangible assets	5,619	375,549	5,244	5,485	5,742	6,004	6,265
Average tangible common equity	$1,099,886	$1,165,765	$1,171,521	$1,108,306	$1,043,646	$1,076,073	$1,168,731

Return on average common equity *	18.4%	(44.2)%	17.5%	21.2%	19.8%	15.2%	3.8%
Return on average tangible common equity **	18.6%	2.9%	17.7%	21.4%	20.0%	15.3%	3.9%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis), on non-ASC 310-30 loans:
Net interest income - GAAP	$401,727	$419,425	$93,486	$97,463	$102,870	$107,908	$106,018
Add: Tax equivalent adjustment	6,344	6,146	1,574	1,595	1,577	1,598	1,508
Net interest income (FTE)	408,071	425,571	95,060	99,058	104,447	109,506	107,526
Add: Derivative interest expense	(12,727)	(8,721)	(3,035)	(3,117)	(3,182)	(3,393)	(3,541)
Adjusted net interest income (FTE)	$395,344	$416,850	$92,025	$95,941	$101,265	$106,113	$103,985

Average interest-earning assets	$12,129,324	$11,868,666	$12,179,199	$12,299,046	$12,073,497	$11,965,555	$12,184,093
Net interest margin (FTE) *	3.36%	3.59%	3.10%	3.23%	3.51%	3.63%	3.51%
Adjusted net interest margin (FTE) **	3.26%	3.51%	3.00%	3.13%	3.40%	3.52%	3.40%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$388,977	$443,709	$88,052	$93,328	$100,274	$107,323	$106,305
Add: Tax equivalent adjustment	6,344	6,146	1,574	1,595	1,577	1,598	1,508
Interest income (FTE)	395,321	449,855	89,626	94,923	101,851	108,921	107,813
Add: Derivative interest expense	(12,727)	(8,721)	(3,035)	(3,117)	(3,182)	(3,393)	(3,541)
Adjusted interest income (FTE)	$382,594	$441,134	$86,591	$91,806	$98,669	$105,528	$104,272

Average non-ASC310-30 loans	$8,784,577	$9,750,677	$8,053,490	$8,500,919	$9,016,221	$9,567,679	$9,977,591
Yield (FTE) *	4.50%	4.61%	4.42%	4.48%	4.58%	4.52%	4.30%
Adjusted yield (FTE) **	4.36%	4.52%	4.27%	4.33%	4.44%	4.38%	4.16%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

11-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(dollars in thousands except share and per share amounts)
Efficiency ratio:
Total revenue - GAAP	$468,291	$419,442	$109,338	$116,834	$120,063	$122,056	$102,068
Add: Tax equivalent adjustment	6,344	6,146	1,574	1,595	1,577	1,598	1,508
Total revenue (FTE)	$474,635	$425,588	$110,912	$118,429	$121,640	$123,654	$103,576

Noninterest expense	$240,756	$1,007,368	$63,699	$60,505	$59,103	$57,449	$74,936
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	1,014	743,745	239	253	261	261	261
Tangible noninterest expense	$239,742	$263,623	$63,460	$60,252	$58,842	$57,188	$74,675

Efficiency ratio *	50.5%	61.9%	57.2%	50.9%	48.4%	46.2%	72.1%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,201,479	$1,162,933	$1,201,479	$1,161,069	$1,093,919	$1,068,501	$1,162,933
Less: Goodwill and other intangible assets	5,151	6,164	5,151	5,390	5,643	5,904	6,164
Tangible common equity	$1,196,328	$1,156,769	$1,196,328	$1,155,679	$1,088,276	$1,062,597	$1,156,769

Total assets	$12,911,468	$12,604,439	$12,911,468	$13,070,229	$13,013,739	$12,814,383	$12,604,439
Less: Goodwill and other intangible assets	5,151	6,164	5,151	5,390	5,643	5,904	6,164
Tangible assets	$12,906,317	$12,598,275	$12,906,317	$13,064,839	$13,008,096	$12,808,479	$12,598,275

Tangible common equity to tangible assets	9.3%	9.2%	9.3%	8.8%	8.4%	8.3%	9.2%

Tangible book value per share:
Total stockholders' equity	$1,201,479	$1,162,933	$1,201,479	$1,161,069	$1,093,919	$1,068,501	$1,162,933
Less: Goodwill and other intangible assets	5,151	6,164	5,151	5,390	5,643	5,904	6,164
Tangible common equity	$1,196,328	$1,156,769	$1,196,328	$1,155,679	$1,088,276	$1,062,597	$1,156,769

Common shares outstanding	55,116,503	55,014,189	55,116,503	55,116,095	55,111,403	55,105,105	55,014,189
Book value per share - GAAP	$21.80	$21.14	$21.80	$21.07	$19.85	$19.39	$21.14
Tangible book value per share	$21.71	$21.03	$21.71	$20.97	$19.75	$19.28	$21.03
GREAT WESTERN BANCORP, INC.
Investor Relations Contact:
Seth Artz, 605.988.9253
seth.artz@greatwesternbank.com
Media Contact:
Lexie Feterl, 605.978.5829
alexis.feterl@greatwesternbank.com
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